 Exhibit 99.1

FOR IMMEDIATE RELEASE

CB PHARMA ACQUISITION CORP. ANNOUNCES APPROVAL OF PROPOSALS TO EXTEND TIME TO COMPLETE INITIAL BUSINESS COMBINATION

--Company now named “Origo Acquisition Corporation”

--Company now has until December 12, 2016 to complete initial business combination

NEW YORK, NY, June 10, 2016 – CB Pharma Acquisition Corp. (“CB Pharma”) (NASDAQ: CNLM; CNLMU; CNLMR; CNLMW) announced today that it held its extraordinary general meeting of shareholders and that at such meeting, shareholders approved the previously announced proposals to (A) amend CB Pharma’s amended and restated memorandum and articles of association (the “charter”) to extend the date by which CB Pharma has to consummate a business combination (the “Extension”) to December 12, 2016, (B) to amend CB Pharma’s charter to allow the holders of ordinary shares issued in CB Pharma’s initial public offering to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO if the Extension was implemented and (C) to change CB Pharma’s name from “CB Pharma Acquisition Corp.” to “Origo Acquisition Corporation.” Under Cayman Islands law, the amendments to the charter took effect upon their approval. Accordingly, CB Pharma now has until December 12, 2016 to consummate an initial business combination and will operate under the name “Origo Acquisition Corporation.”

At the meeting, shareholders holding 1,054,401 public shares exercised their right to convert such public shares into a pro rata portion of the trust account. As a result, an aggregate of approximately $10,756,145 (or approximately $10.20 per share) was removed from the trust account to pay such holders.

Effective as of the approval of the Extension, (i) each of Lindsay A. Rosenwald, Michael Weiss, George Avgerinos, Adam J. Chill, Arthur A. Kornbluth and Neil Herskowitz resigned from his position as an officer and/or director of CB Pharma and (ii) Edward J. Fred and Jose M. Aldeanueva were appointed as Chief Executive Officer and President and Chief Financial Officer, Secretary and Treasurer, respectively, of CB Pharma and Edward J. Fred, Jose M. Aldeanueva, Stephen Pudles, Jeffrey J. Gutovich and Barry Rodgers became directors of CB Pharma.

Because the Extension was approved, as indicated in CB Pharma’s proxy statement relating to the meeting, the new management of CB Pharma contributed to CB Pharma as a loan $0.20 for each public share that was not converted. Accordingly, an aggregate of $629,120 was contributed to CB Pharma and deposited in the trust account. As a result, the conversion amount per share in any subsequent business combination or liquidation will be approximately $10.40 per share.

About Origo Acquisition Corporation

Origo Acquisition Corporation is a Cayman Islands exempted company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses or entities. The company’s efforts to identify target businesses is not limited to a particular industry or geographic region.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the company are expressly qualified in their entirety by the cautionary statements above. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

CONTACT:

Edward J. Fred

Chief Executive Officer

Origo Acquisition Corporation

(516) 819-7576

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